Exhibit 10.19

AMENDMENT NO. 2 TO

COMMITMENT LETTER

This AMENDMENT NO. 2 TO COMMITMENT LETTER (the “Amendment”) is made and entered into as of May 21, 2004 by and between Countrywide Warehouse Lending (“Lender”) and Encore Credit Corporation (“Borrower”). This Amendment amends that certain Commitment Letter by and between Lender and Borrower dated as of November 14, 2003 (the “Commitment Letter”), which supplements that certain Revolving Credit and Security Agreement by and between Lender and Borrower dated as of May 13, 2002 (as may be amended from time to time, the “Credit Agreement”).

R E C I T A L S

Lender and Borrower have previously entered into the Commitment Letter and Credit Agreement pursuant to which Lender may, from time to time, provide Borrower credit in the form of a warehouse line secured by residential mortgage loans. Lender and Borrower hereby agree that the Commitment Letter shall be amended as provided herein.

In consideration of the mutual promises contained herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Lender and Borrower hereby agree as follows:

1.	Aggregate Credit Limit. Lender and Borrower agree that the Aggregate Credit Limit of the Commitment Letter shall be deleted in its entirety and replaced with the following:

“Aggregate Credit Limit: Two Hundred Twenty Five Million Dollars ($225,000,000) through May 31, 2004 thereafter it will be Two Hundred Million Dollars ($200,000,000).

2.	Over/Under Account Minimum Balance. Lender and Borrower agree that the Over/Under Account Minimum Balance (Section 3.5 (a)) of the Commitment Letter shall be deleted in its entirety and replaced with the following:

“Over/Under Account Minimum Balance: $2,000,000 plus 75% of the outstanding Advances under the Credit-Off Feature plus the historical indication of the fallout rate multiplied by the sum of the original loan amount financed by Lender for each commitment to Countrywide Securities Corp, times 100% minus the Tranche “D” Advance Rate through the later of May 31, 2004 or until the outstanding advances are less than $200,000,000, thereafter $1,500,000 plus 75% of the outstanding Advances under the Credit-Off Feature plus the historical indication of the fallout rate multiplied by the sum of the original loan amount financed by Lender for each commitment to Countrywide Securities Corp, times 100% minus the Tranche “D” Advance Rate. Interest to be paid monthly on the Over/Under Account Minimum Balance at an annualized rate of 30 day LIBOR less 50 basis points.”

3.	Schedule 1 – Wet Mortgage Loans. Lender and Borrower agree that Wet Mortgage Loans set forth within Schedule 1 of the Commitment Letter shall be amended as follows:

“Wet Mortgage Loan sublimit shall be 40% through June 7, 2004), thereafter 30% of the sum of the Aggregate Credit Limit.

4.	No Other Amendments; Conflicts with Previous Amendments. Other than as expressly modified and amended herein, the Commitment Letter shall remain in full force and effect and nothing herein shall affect the rights and remedies of Lender as provided under the Commitment Letter and Credit Agreement. To the extent any amendments to the Commitment Letter contained herein conflict with any previous amendments to the Commitment Letter, the amendments contained herein shall control.

5.	Capitalized Terms. Any capitalized term used herein and not otherwise defined herein shall have the meaning ascribed to such term in the Credit Agreement.

6.	Facsimiles: Facsimile signatures shall be deemed valid and binding to the same extent as the original.

IN WITNESS WHEREOF, Lender and Borrower have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the date first written above.

COUNTRYWIDE WAREHOUSE LENDING		ENCORE CREDIT CORPORATION

By:	/s/ Richie Walia	By:	/s/ Steve Holder
	Signature		Signature

Name:	Richie Walia	Name:	Steve Holder
Title:	VP	Title:	C.E.O.